Exhibit 99.3

UGC Agrees to Acquire NTL Ireland

Denver, Colorado, May 9, 2005 - UnitedGlobalCom, Inc. (“UGC”) (Nasdaq: UCOMA) today announced that, through one of its affiliates, it has agreed to buy, subject to regulatory approval, MS Irish Cable Holdings B.V., an affiliate of Morgan Stanley.  MS Irish Cable Holdings B.V. today purchased the NTL Incorporated broadband operations located in the Republic of Ireland (“NTL Ireland”) from the NTL Group.  UGC loaned the funds that MS Irish Cable Holdings B.V. used to purchase NTL Ireland.

The total purchase price is approximately EUR 325 million excluding an adjustment for cash in the business at closing, plus a EUR 4 million arrangement fee and reimbursement of certain expenses and costs of Morgan Stanley incurred in connection with MS Irish Cable Holdings B.V.’s acquisition and ownership of NTL Ireland and Morgan Stanley’s sale of MS Irish Cable Holdings B.V. to the relevant UGC affiliate. More information about the transaction is included in UGC’s public filings with the United States Securities and Exchange Commission (SEC), which can be obtained on the websites of UGC (www.unitedglobal.com) and the SEC (www.sec.gov).

NTL Ireland is the largest cable operator in the Republic of Ireland, offering cable television and broadband services to residential customers and managed network services to corporate customers. At December 31, 2004, NTL Ireland had approximately 355,300 revenue generating units (“RGUs”) including 347,800 digital and analog video RGUs and 7,500 broadband Internet RGUs.

Mike Fries, President and CEO of UGC said, “We are pleased to announce this transaction in the Republic of Ireland, one of the fastest growing economies in Western Europe.  NTL Ireland is a leading pay-TV provider in Dublin, Galway and Waterford and is well positioned to participate in the rapid growth in broadband services. The purchase price represents a multiple of approximately 8.6 times estimated 2005 operating cash flow at the system level. We also anticipate significant synergies from combining the NTL asset with our existing Chorus business. In the meantime, we look forward to working with Irish regulators to get the transaction approved as soon as possible.”

About UnitedGlobalCom

UGC is a leading international provider of video, voice, and broadband Internet services with operations in 16 countries, including 13 countries in Europe. Based on the Company’s operating statistics at December 31, 2004, UGC’s networks reached approximately 16.0 million homes passed and served over 11.6 million RGUs, including approximately 9.4 million video subscribers, 1.4 million broadband Internet subscribers, and 803,500 telephone subscribers.

Forward-Looking Statements: Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s plans to acquire NTL Ireland. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including receipt of regulatory approval for the Company’s acquisition of NTL Ireland, NTL Ireland’s ability to continue financial and operational growth at historic levels, the Company’s ability to successfully operate and integrate the NTL Ireland system, continued use by subscribers and potential subscribers of the NTL Ireland services, and the Company’s ability to achieve expected operational efficiencies and economies of scale. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Please visit www.unitedglobal.com for further information or contact:

Richard S.L. Abbott	Claire Appleby
Investor Relations — UGC	Investor Relations — UGC Europe
(303) 220-6682	+44 20 7 838 2004
Email: ir@unitedglobal.com	Email: ir@ugceurope.com

Bert Holtkamp
Corporate Communications — UGC Europe
+ 31 (0) 20 778 9447
communications@ugceurope.com